BioMarin Pharmaceutical Inc. to Acquire Prosensa Holding N.V.
“BioMarin is dedicated to the rare disease community, and the acquisition of
Prosensa fits strategically with our mission of delivering therapies that address serious unmet medical needs.  We are committed to working closely with regulatory authorities worldwide in bringing a potentially breakthrough therapy to patients with this devastating condition.  We will leverage our experience at developing rare disease therapies to bring drisapersen to market as quickly as possible.  Further, if we are successful in advancing drisapersen to early regulatory approvals, we believe this transaction could be accretive to operating and GAAP profitability in 2017.”
- Jean-Jacques Bienaimé
Chief Executive Officer
BioMarin Pharmaceutical Inc.
November 24, 2014
Exhibit 99.1

Safe Harbor Statement
This non-confidential presentation contains ‘forward-looking statements’
about the business prospects of BioMarin Pharmaceutical Inc., including potential future products in different areas of therapeutic research and development. Results may differ materially depending on the progress of
BioMarin’s product programs, actions of regulatory authorities, availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin’s filings with the
Securities and Exchange Commission such as 10-Q, 10-K and 8-K reports.

Additional Information
The Offer described in this communication and related exhibits has not yet commenced, and this communication and related exhibits is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Prosensa or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”). Thereafter, Prosensa will file a solicitation/recommendation statement on 14D-9 with the SEC.  The offer to purchase ordinary shares of Prosensa will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.
INVESTORS AND SECURITY HOLDERS OF PROSENSA ARE URGED TO READ BOTH THE SCHEDULE TO (AND THE INCLUDED OFFER TO PURCHASE)
AND THE SOLICITATION/ RECOMMENDATION STATEMENT, AS THEY MAY BE AMENDED FROM TIME TO TIME, AND OTHER RELEVANT
DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER,
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TERMS OF THE OFFER, THE PROPOSED TRANSACTIONS AND THE PARTIES
THERETO.

The tender offer statement will be filed with the SEC by the Company and Buyer, and the solicitation/recommendation statement will be filed with the SEC by Prosensa. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer that will be named in the tender offer statement. The Offer described in this current report on Form 8-K and related exhibits has not yet commenced, and this current report on Form 8-K and related exhibits is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Prosensa or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange
Commission (the “SEC”). Thereafter, Prosensa will file a solicitation/recommendation statement on 14D-9 with the SEC.  The offer to purchase ordinary shares of Prosensa will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

Strategic Drivers for Acquisition
Product Rationale
Financial Rationale Company Rationale
• Drisapersen addresses
10,000 seriously ill
patients with limited
treatment options
• Drisapersen has a large
body of clinical data that
could support early
regulatory approval
• Drisapersen has initiated
NDA filing under
Breakthrough designation
• Strong patent protected
technology platform
• Substantial near-term
revenue potential
• With early approvals in US
and EMA, accretive to
operating and GAAP
earnings in 2017
• Significant value creation
even if approval is delayed
• Upfront cash consideration
represents about 5% of
BioMarin’s market cap
• Leverages our global
regulatory and commercial
infrastructure and
leadership in orphan
disease market
• Adds what could be our
largest product to a well
diversified product
portfolio
• A potentially trans-
formative investment that
is risk managed
• Follow-on Prosensa
products address 35,000
additional DMD patients
Initial Focus is Approval of Drisapersen

Why Prosensa?
First to file in the U.S. for the treatment of Duchenne muscular dystrophy
Our belief that the totality of drisapersen data combined with the significant unmet medical need of this patient population provide a path to early approvals
Largest data set in DMD comprising three placebo-controlled studies and two long-term open label studies, treating over 300 patients
New Drug Application (NDA) with Breakthrough Therapy designation currently under rolling review based on existing data; complete NDA submission expected
1Q15; MAA in EMA expected 2015
In-line with FDA guidance, two confirmatory post-approval studies to support accelerated approval planned to begin 1H15
Issued U.S. patents through 2023; EU through 2021; potential for extensions
Low dose that supports sub-cutaneous route of administration
Anticipated low COGS and available manufacturing capacity to meet market demand

Evolution of clinical symptoms of DMD
0 5 10 15 20 25 30
Age
X-linked, rare genetic disease
Rapid progression of muscle
degeneration
75,000 patients in addressable
populations
Severely debilitating and invariably fatal progressive neuromuscular disease
Duchenne Muscular Dystrophy (DMD)
Walking problems
Wheelchair/skeletal deformity
Very limited use of arms
Ventilation at night
Ventilation 24 h
Death

DMD Deletion Exon 50
Exon 49
Intron 49/50
Exon 51
Intron 51
Exon 52
pre-m
Splicing
Exon 49
Exon 51
Out-of-Frame mRNA
No Dystrophin
DRISAPERSEN
Exon 49
Intron 49/50
Exon 51
Intron 51
Exon 52
pre-mRNA
Splicing
Exon 49
Exon 52
In-Frame mRNA
BMD-like Dystrophin

Lead Compound - Drisapersen
20-mer Antisense Oligonucleotide (AON) with specific binding to exon 51 of dystrophin gene pre-mRNA
Administered by once weekly subcutaneous injection (6mg/kg)
May address up to 13% of the DMD population, or 10,000 patients
Granted orphan drug status in US, EU, Japan, Australia
Breakthrough Therapy designation granted by the FDA
NDA submission initiated under rolling review and Fast Track status

Available Evidence Supports Potential Early Approvals
Two supportive randomized Phase 2 studies
Long-term extension studies favorable
Generally positive trends across younger subgroups in Phase 3 study
Some supportive pharmacologic evidence –
MRI, CK and small improvement in dystrophin in the most positive
Phase 2 study
Low discontinuation rate due to adverse events

BIOMARIN

More than **300 patients** and over **450 patient treatment years** in global clinical program

| Study | Phase | Study design | N | Status |
|---|---|---|---|---|
| ***CLIN-02*** **DMD114673** | Phase I/II + Extension | Open label, repeat dose escalation (extension phase 6 mg/kg/wk intermittent; 177 wks | 12 | Complete; extension ongoing |
| ***DEMAND I*** **DMD114118** | Phase I | Placebo-controlled, pharmacokinetics/safety; single dose | 20 | Complete |
| ***DEMAND II*** **DMD114117** | Phase II | Exploratory placebo-controlled, dose regimen comparison; ex-US, 24/48 wks | 53 | Complete |
| ***DEMAND III*** **DMD114044** | Phase III | Randomized, placebo-controlled, confirmatory study; global, 48 wks | 186 | Complete |
| ***DEMAND IV*** **DMD114349** | Phase II/III Extension | Open label, extension study for DEMAND II (DMD114117) & DEMAND III (DMD114044); 96 wks | 234 | Closed |
| ***DEMAND V*** **DMD114876** | Phase II | Exploratory placebo-controlled, dose-comparison; US only, 24 wks | 51 | Complete |

9 Drisapersen Clinical Data on Over 300 DMD Patients

10

5
0
15
Semi-
tendinosus
Bicep
femoris
Vastus Vastus Vastus
lateralis intermedius
medialis
Rectus
femoris
Fat replaces muscle as disease progresses
Preliminary MRI data suggest reduced fat infiltration
DEMAND V: Change in apparent fat fraction from baseline [%] at 48 weeks in 6 muscle groups
Placebo (n=5) Drisapersen 6mg/kg/week (n=5)
Muscle Pathology: Reduced Fat Infiltration

DEMAND II
(DMD114117)
(25 week
endpoint)
+32m (n=18)
DEMAND V
(DMD114876)
(24 week
endpoint)
+16m (n=18)
-11m (n=16)
6MWD = +31m
p=0.003
6MWD = +27m
p=0.069
6MWD = +35m
p=0.014
DEMAND II + DEMAND V
(DMD114117 + DMD114876)
(post-hoc analysis 24/25 weeks)
-4m (n=18)
Drisapersen 6 mg/kg/week Placebo
Two placebo-controlled studies show treatment benefit on 6MWD
+20m (n=36)
-11m (n=34)
Placebo Controlled Phase II Studies - 6MWD

BIOMARIN

| Visit | Treatment | N | n | Unadjusted mean baseline value (sd) | Adjusted mean (se) | Treatment difference (m) | 95% CI | P-value |
|---|---|---|---|---|---|---|---|---|
| **All Subjects** | | | | | | | | |
| Week 48 | Placebo | 61 | 59 | 348 (92) | -53 (10) | | | |
| | Drisapersen | 125 | 117 | 337 (96) | -42 (7) | +10 | (-15,35) | 0.415 |
| **≤ 7 years at baseline** | | | | | | | | |
| Week 48 | Placebo | 29 | 29 | 383 (67) | -25 (11) | | | |
| | Drisapersen | 51 | 50 | 368 (65) | -4 (9) | +21 | (-7,50) | 0.131 |
| **> 7 years at baseline** | | | | | | | | |
| Week 48 | Placebo | 32 | 30 | 316 (101) | -83 (16) | | | |
| | Drisapersen | 74 | 67 | 316 (107) | -76 (11) | +7 | (-29,43) | 0.703 |

Model includes terms for Treatment, Visit, Treatment by Visit, Study, Baseline 6MWD and Baseline 6MWD by Visit

12 Positive Results in Younger Patients in Phase 3 Study

Distance walked (m)
800
700
600
500
400
300
200
100
0
0
12
24
36
48
60
72
80
93
105
117
129
141
153
165
177
Weeks
Mean change from baseline: +33 m
[Median change from baseline: +64 m]
Mean change from baseline: -25 m
[Median change from baseline: +8 m]
Ambulant boys: N=8
All boys: N=10

Drisapersen Long-term Benefits vs. Natural History
Natural History:
At one year: ~43m decline
At two years: ~125m decline
Mean Change Baseline 6MWT
Drisapersen P2 extension study after 177wks:
All 10 patients:.~25m decline
Ambulatory only patients: ~33m improvement
Drisapersen P2 extension study
Source: Goemans N et al., Neuromuscul Disord (2013)

BIOMARIN

## Study DEMAND IV (DMD114349)

Mean (95% CI) change from original baseline 6MWD (m)
20
0
−20
−40
−60
−80
−100
−120
−140
−160
Continuous/intermittent drisapersen 6 mg/kg/week (N=69)
Placebo/delayed drisapersen 6 mg/kg/week (N=44)
Baseline
Week 12
Week 24
Week 36
Week 48
349 Baseline
349 Week 12
349 Week 24
349 Week 48

Continuous/intermittent drisapersen: −66.8 m
Placebo/delayed drisapersen treatment: −112.9 m
**Mean treatment difference: +46.1 m**

## Feeder study DEMAND II (DMD114117)

Mean (95% CI) change from original baseline 6MWD (m)
50
0
−50
−100
−150
−200
Continuous/intermittent drisapersen 6 mg/kg/week (N=17)
Placebo/delayed drisapersen 6 mg/kg/week (N=13)
Baseline
Week 12
Week 24
Week 36
Week 48
349 Baseline
349 Week 12
349 Week 24
349 Week 48

Continuous/intermittent drisapersen: −5.1 m
Placebo/delayed drisapersen treatment: −57.1m
**Mean treatment difference: +52.0 m**

## Feeder study DEMAND III (DMD114044)

Mean (95% CI) change from original baseline 6MWD (m)
50
0
−50
−100
−150
−200
Continuous/intermittent drisapersen 6 mg/kg/week (N=52)
Placebo/delayed drisapersen 6 mg/kg/week (N=31)
Baseline
Week 12
Week 24
Week 36
Week 48
349 Baseline
349 Week 12
349 Week 24
349 Week 48

Continuous/intermittent drisapersen: −87.0 m
Placebo/delayed drisapersen treatment: −136.2 m
**Mean treatment difference: +49.2 m**

14 Additional Favorable Long Term Data (Phase 2 and 3)

BIOMARIN

| Study | Design | n pb/dr* | Week | Treatment difference | P-value |
|---|---|---|---|---|---|
| DEMAND II | db pb controlled | 16/16 | 25 | +35m | 0.014 |
| DEMAND V | db pb controlled | 16/18 | 24 | +27m | 0.069 |
| DEMAND II+V | integrated analysis | 34/36 | 24 | +31m | 0.003 |
| DEMAND III | db pb controlled | 59/117 | 48 | +10m | 0.415 |
| DEMAND III, ≤7 | pre-specified analysis | 29/51 | 48 | +21m | 0.131 |
| DEMAND III+II, ≤7 | integrated analysis | 42/62 | 48 | +24m | 0.048 |
| DEMAND III, >7,300-450 | subset analysis | 14/34 | 48 | +25m | 0.292 |
| DEMAND IV | long-term open label | 44/69 | 96 | +46m | NA |
| DMD114673 | long-term open label | 12 | 177 | NA | NA |

*pb = placebo (DEMAND IV: pb/delayed treatment); dr = drisapersen 6 mg/kg; Tx difference on 6MWD; not all analyses shown

15 Drisapersen: Totality of 6MWT Data

Drisapersen is Well-Tolerated
• Two discontinuations due to adverse events (N=285)
• one glomerulonephritis
• one intracranial venous sinus thrombosis/spinal pain
• No deaths occurred in phase II and III placebo-controlled studies
• In placebo-controlled study SAEs occurred infrequently and majority unrelated
• 8 (8.4%) subjects in the placebo group and
• 16 (8.2%) subjects in the drisapersen group
• Most common side effects: injection site reactions and renal abnormalities (subclinical proteinuria)
• The majority were mild to moderate in intensity
• There were no clinically meaningful treatment differences in AEs related to inflammation
• Infrequent, moderate to severe thrombocytopenia in open-label extension study

FDA Has Indicated that Prosensa’s Phase 2 Data
May be Sufficient for Accelerated Approval
6 minute walk could be considered a finding on an intermediate clinical endpoint that could have the potential to support accelerated approval
Existing clinical data needs to be reasonably likely to predict a long-term beneficial effect in order to obtain accelerated approval
Confirmatory study will be required
- 269 patients already enrolled in longitudinal natural history study
- Expect report on first 80 natural history patients in April 2015
……..but need to explain Phase 3

BIOMARIN
Boys in DMD114044 were older with more advanced disease
DMD114117
DMD114876
DMD114044
7,3
7,8
8,2
Age,* years
46
46
57
Time since diagnosis,† months
0,22
0,24
0,14
Rise from floor velocity,† rises/sec
1,37
1,31
0,86
4-stair climb-ascent time,† stairs/sec
409
409
341
6MWD,† m
124
128
101
Muscle strength,† lbs

18 * Data shown are mean(range) + Data shown are mean(95% CI) Phase 3 Study population baseline characteristics and times function test results

Other Phase 3 Considerations
“New” sites recruited for Phase 3 to support global adoption
Using only subjects from the Phase 2 sites Week 24 had 6MWD p=0.020 and Week 48 had
p=0.058
6MWT based on single performance of test
Duplicate testing reduces variability
Corticosteroid use at new sites not a standard of care
~30% of patients recently started corticosteroids

Path to Early Approval in U.S. and E.U.
Accelerated approval path based on Phase 2 results in-line with FDA guidance
Clinical data from randomized Phase 2 studies and long-term studies; well-
tolerated
Severe unmet need of population and highly active
Anticipated first to file
Effective patient advocates
Rationale for Phase 3 result
AND……
Need to explain Phase 3 design and conduct limitations
Need to finalize and implement confirmatory study that gives health authorities confidence

Timeline of Regulatory Events
4Q14 NDA rolling submission commenced with FDA
1Q15 anticipated completion of NDA submission with FDA
2015 expected MAA application for drisapersen with EMA
1H15 initiation of two confirmatory studies to support potential accelerated approval for drisapersen

Prosensa Acquisition – Attractive Risk/Reward Profile
Potential to be financially transformative for BioMarin; Duchenne muscular dystrophy represents our largest potential market opportunity yet
Opportunity to leverage BioMarin’s development and commercial capabilities and rare disease business model in a large, untapped market
Accretive to operating and GAAP profitability in 2017 with near-term approvals in both U.S. and E.U. if obtained
Accretive to operating profitability in 2017 and GAAP profitability in 2018 with near-term approval in U.S. or
E.U. if obtained
Manageable investment risk for BioMarin; up front purchase price represents roughly 5% of our market capitalization
Multiple Paths to Value Creation

Transaction Specifics
Stock purchase at $17.75 per share for total cash consideration of approximately
$680 million
Two approximately $80 million non-transferrable CVRs payable only on early
U.S. approval no later than May 15, 2016 and EMA approval by February 15,
2017
Tender expected to initiate in Q4 2014 and close in Q1 2015
Within 5 days of signing the merger agreement BioMarin will provide Prosensa with an approximately $50 million convertible note. If the merger fails to close for any reason, the note will convert into approximately 4.4 million shares of
Prosensa’s stock
BioMarin will maintain operations at Prosensa’s headquarters, based in Leiden,
The Netherlands and integrate Prosensa personnel from that office
Transaction to be funded from BMRN cash ($1.1B at 9/30/14).  Anticipate replenishing cash balance

Prosensa Acquisition Conclusions
• Great strategic fit and value creator for BioMarin
• Drisapersen has a large body of clinical data that could support early regulatory approval
• Leverages BioMarin’s extensive experience getting orphan drugs approved
• DMD is one of the largest monogenetic disorders (approx. 75,000 WW)
• Leverages our global commercial infrastructure and leadership in orphan disease market
• Adds what could be our largest product to a well diversified product portfolio
• With early approvals, accretive to operating and GAAP earnings in 2017
• A potentially transformative investment that is risk managed